Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                              --------------------
                            ABC HOLDRsSM Trust 1999-B
                                yet-to-be formed
                      [Issuer with respect to the receipts]

          Delaware                       6211                   13-5674085
(State or other jurisdiction        (Primary Standard        (I.R.S. Employer
      of incorporation or      Industrial Classification  Identification Number)
       organization)                 Code Number)
                              --------------------
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
            Andrea L. Dulberg, Esq.                          Copies to:
             Corporate Secretary                           Andrew B. Janszky
Merrill Lynch, Pierce, Fenner & Smith Incorporated        Shearman & Sterling
              250 Vesey Street                            599 Lexington Avenue
          New York, New York 10281                    New York, New York 10022
               (212) 449-1000                                (212) 848-4000
    (Name, address, including zip code, and
     telephone number, including area code,
              of agent for service)

    Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                              Proposed Maximum       Proposed Maximum
         Title of Each Class of          Amount to Be          Offering Price       Aggregate Offering            Amount of
       Securities to Be Registered        Registered           Per Receipt(1)            Price(1)          Registration Fee(2)(3)
---------------------------------------------------------------------------------------------------------------------------------
ABC HOLDRs...................         100,000 shares               $100               $10,000,000                $2,780
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.
================================================================================

PROSPECTUS
----------

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these receipts with the Securities and Exchange Commission. We cannot sell these receipts until the registration statement becomes effective. This prospectus is not an offer to sell these receipts and we are not soliciting offers to buy these receipts in any state where such offer or sale is not permitted.

                             Subject to Completion
                             Preliminary Prospectus
                             dated October 20, 1999

                                      LOGO
                             [       ] Depositary Receipts
                            ABC HOLDRs SM Trust 1999-B

      The ABC HOLDRs SM Trust 1999-B will issue Depositary Receipts called ABC HOLDRs SM representing your undivided beneficial ownership in the common stock of a group of specified companies that are involved in various segments of the
[        ] industry. The Bank of New York will be the trustee. You only may acquire, hold or transfer ABC HOLDRs in a round-lot amount of 100 ABC HOLDRs or round-lot multiples. ABC HOLDRs are separate from the underlying deposited common stocks that are represented by the ABC HOLDRs. For a list of the names and the number of shares of the companies that make up an ABC HOLDRs, see "Highlights of ABC HOLDRs--The ABC HOLDRs" starting on page 7. The trust will issue the additional ABC HOLDRs on a continuous basis.

          Investing in ABC HOLDRs involves significant risks. See "Risk factors" starting on page 4.

          The initial public offering price for a round-lot of 100 ABC HOLDRs will equal the sum of the closing market price on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

          ABC HOLDRs are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

      Prior to this issuance, there has been no public market for ABC HOLDRs. Application has been made to list the ABC Receipts on the American Stock
Exchange under the symbol "[       ].".

                                 --------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                Initial
                                                Price to      Underwriting
                                                 Public*           Fee
                                                 -------           ---
Per ABC HOLDR..............................                         2%

-----------
*  Includes underwriting fee.

          For purchases of ABC HOLDRs in excess of 10,000 ABC HOLDRs, the underwriting fee will be 1%.

                                 --------------
                               Merrill Lynch & Co.
                                 --------------

                 The date of this prospectus is      , 1999.

      "ABC HOLDRs" and "HOLding Company Depositary Receipts" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS



                                                                           Page
                                                                           ----
Summary...................................................................    3
Risk factors..............................................................    4
Highlights of ABC HOLDRs..................................................    6
The trust.................................................................   11
Description of ABC HOLDRs.................................................   11
Description of the underlying securities..................................   12
Description of the depositary trust agreement.............................   14
Federal income tax consequences...........................................   16
ERISA considerations......................................................   17
Plan of distribution......................................................   17
Year 2000.................................................................   18
Legal matters.............................................................   19
Where you can find more information.......................................   19

                                  -----------

          This prospectus contains information you should consider when making your investment decision. With respect to information about ABC HOLDRs, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell ABC HOLDRs in any jurisdiction where the offer or sale is not permitted.

                                     SUMMARY

          The ABC HOLDRs trust will be formed under the depositary trust
agreement, dated as of     , 1999 among The Bank of New York, as trustee,
Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the ABC HOLDRs. The trust is not a registered investment company under the Investment Company Act of 1940.

          The trust will hold shares of common stock issued by [    ] specified
companies generally considered to be involved in various segments of the [   ]
industry. The number of shares of each common stock held by the trust with respect to each round lot of ABC HOLDRs is specified under "Highlights of ABC HOLDRs--The ABC HOLDRs." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

          Under no circumstances will a new company be added to the group of issuers of underlying securities.

          The trust will issue ABC HOLDRs that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The ABC HOLDRs are separate from the underlying common stocks that are represented by the ABC HOLDRs.

                                  RISK FACTORS

          An investment in ABC HOLDRs involves risks similar to investing in each of the underlying securities outside of the ABC HOLDRs, including the risks
associated with concentrated investments in the [      ] industry.

General Risk Factors

      o Loss of investment. Because the value of ABC HOLDRs directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the ABC HOLDRs if the underlying securities decline in value.

      o       Discount trading price.   ABC HOLDRs may trade at a discount to
              the aggregate value of the underlying securities.

      o       Not necessarily representative of the [       ] industry. While
              the underlying securities are common stocks of companies generally
              considered to be involved in various segments of the [       ]
              industry, the underlying securities and the ABC HOLDRs may not
              necessarily follow the price movements of the entire [       ]
              industry generally. If the underlying securities decline in value, your investment in the ABC HOLDRs will decline in value even if
              common stock prices in the [       ] industry generally increase
              in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved
              in the [       ] industry. In this case, the ABC HOLDRs may no
              longer consist of securities issued only by companies involved in
              the [       ] industry.

      o No investigation of underlying securities. The underlying securities included in the ABC HOLDRs were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on [the market capitalization of issuers and the market liquidity of common
              stocks in the [          ] industry, without regard for the value,
              price performance, volatility or investment merit of the underlying securities.] Consequently, the ABC HOLDRs trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

      o Loss of diversification. As a result of business developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, ABC HOLDRs may not necessarily continue to
              be a diversified investment in the [       ] industry. As a result
              of market fluctuation and/or reconstitution events, ABC HOLDRs may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

      o Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your ABC HOLDRs and receive delivery of each of the underlying securities. The cancellation of your ABC HOLDRs will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of ABC HOLDRs will involve payment of a cancellation fee to the trustee.

      o Trading halts. Trading in ABC HOLDRs may be halted in the event trading in one or more of the underlying securities is halted. If so, you will not be able to trade ABC HOLDRs even though there is trading in some of the underlying securities, however, you will be able to cancel your ABC HOLDRs to receive the underlying securities.

      o Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the ABC HOLDRs. If the ABC HOLDRs are delisted by the American Stock Exchange, a termination event will result if the ABC HOLDRs are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date the ABC HOLDRs are delisted.

      o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may trade in the underlying securities for its own account. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the ABC HOLDRs, the selection of the [ ] industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of ABC HOLDRs by Merrill Lynch.

      o Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may affect the market price of the deposited shares. Large volumes of purchasing activity, which may occur in connection with the issuance of ABC HOLDRs, particularly in connection with the initial issuance of ABC HOLDRs, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Consequently, prices for the underlying securities may decline subsequent to these purchases as the volume of purchases subsides. This in turn is likely to have an immediate, adverse effect on the trading price of ABC HOLDRs.


Risk Factors Specific to the [          ] Industry

                            HIGHLIGHTS OF ABC HOLDRs

          This discussion highlights information regarding ABC HOLDRs; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase ABC HOLDRs.

Issuer....................................    ABC HOLDRs Trust.

The trust.................................    The ABC HOLDRs Trust will be
                                              formed under the depositary trust
                                              agreement, dated as of      , 1999
                                              among The Bank of New York, as
                                              trustee, Merrill Lynch, Pierce,
                                              Fenner & Smith Incorporated, other
                                              depositors and the owners of the
                                              ABC HOLDRs. The trust is not a
                                              registered investment company
                                              under the Investment Company Act
                                              of 1940.

Initial depositor.........................    Merrill Lynch, Pierce, Fenner &
                                              Smith Incorporated.

Trustee...................................    The Bank of New York, a New York
                                              state-chartered banking
                                              organization, will be the trustee
                                              and receive compensation as set
                                              forth in the depositary trust
                                              agreement.

Purpose of ABC HOLDRs.....................    ABC HOLDRs are designed to achieve
                                              the following:

                                              Diversification. ABC HOLDRs are
                                              designed to allow you to diversify
                                              your investment in the [       ]
                                              industry through a single,
                                              exchange-listed instrument
                                              representing your undivided
                                              beneficial ownership of the
                                              underlying securities.

                                              Flexibility. The beneficial owners
                                              of ABC HOLDRs have undivided
                                              beneficial ownership interests in
                                              each of the underlying securities
                                              represented by the ABC HOLDRs, and
                                              can cancel their ABC HOLDRs to
                                              receive each of the underlying
                                              securities represented by the ABC
                                              HOLDRs.

                                              Transaction costs. The expenses
                                              associated with trading ABC HOLDRs
                                              are expected to be less than
                                              trading each of the underlying
                                              securities separately.

Trust assets..............................    The trust will hold shares of
                                              common stock issued by specified
                                              companies in the [     ] industry.
                                              Except when a reconstitution event
                                              occurs, the group of companies
                                              will not change. Reconstitution
                                              events are described in this
                                              prospectus under the heading
                                              "Description of the depositary
                                              trust agreement--Reconstitution
                                              events." Under no circumstances
                                              will the common stock of a new
                                              company be added to the common
                                              stocks underlying the ABC HOLDRs.

                                              The trust's assets may increase or
                                              decrease as a result of in-kind
                                              deposits and withdrawals of the
                                              underlying securities during the
                                              life of the trust.

The ABC HOLDRs............................    The trust will issue ABC HOLDRs
                                              that represent your undivided
                                              beneficial ownership interest in
                                              the shares of common stock held by
                                              the trust on your behalf. The ABC
                                              HOLDRs themselves are separate
                                              from the underlying securities
                                              that are represented by the ABC
                                              HOLDRs.

                                              The specific share amounts for
                                              each round-lot of 100 ABC HOLDRs
                                              are set forth in the chart below
                                              and were determined on         ,
                                              1999 so that the initial
                                              weightings of each underlying
                                              security included in the ABC
                                              HOLDRs approximated the relative
                                              market capitalizations of the
                                              specified companies, subject to a
                                              maximum weight of 20%. Because
                                              these weightings are a function of
                                              market prices, it is expected that
                                              these weightings will change
                                              substantially over time, including
                                              during the period between

                                                  , 1999 and the date the ABC
                                              HOLDRs are first issued to the
                                              public.

                                              The share amounts set forth below
                                              will not change, except for
                                              changes due to corporate events
                                              such as stock splits or reverse
                                              stock splits on the underlying
                                              securities or reconstitution
                                              events.

                                              The following chart provides the

                                              o names of the [      ] issuers of
                                                the underlying securities
                                                represented by an ABC HOLDRs,

                                              o stock ticker symbols,

                                              o share amounts represented by a
                                                round-lot of 100 ABC HOLDRs,

                                              o initial weightings as of
                                                       , 1999 and

                                              o the principal market on which
                                                the shares of common stock of
                                                the selected companies are
                                                traded.

                                                                         Primary
           Name of                             Share        Initial      Trading
           Company              Ticker        Amounts      Weighting     Market
           -------              ------        -------      ---------     ------









                                              These companies generally are
                                              considered to be among the
                                              [       ] largest and most liquid
                                              companies involved in the
                                              [       ] industry as measured by
                                              [market capitalization and trading
                                              volume on             , 1999.
                                              The market capitalization of a
                                              company is determined by
                                              multiplying the price of its
                                              common stock by the number of
                                              outstanding shares of its common
                                              stock.]

                                              The trust only will issue and
                                              cancel, and you only may obtain,
                                              hold, trade or surrender, ABC
                                              HOLDRs in a round-lot of 100 ABC
                                              HOLDRs and round-lot multiples.
                                              The trust will only issue ABC
                                              HOLDRs upon the deposit of the
                                              whole shares represented by a
                                              round-lot of 100 ABC HOLDRs. In
                                              the event that a fractional share
                                              comes to be represented by a
                                              round-lot of ABC HOLDRs, the trust
                                              may require a minimum of more than
                                              one round-lot of 100 ABC HOLDRs
                                              for an issuance so that the trust
                                              will always receive whole share
                                              amounts for issuance of ABC
                                              HOLDRs.

                                              The number of outstanding ABC
                                              HOLDRs will increase and decrease
                                              as a result of in-kind deposits
                                              and withdrawals of the underlying
                                              securities. The trust will stand
                                              ready to issue additional ABC
                                              HOLDRs on a continuous basis when
                                              an investor deposits the required
                                              shares of common stock with the
                                              trustee.

Public offering price................         The initial public offering price
                                              for 100 ABC HOLDRs will equal the
                                              sum of the closing market price on
                                              the pricing date for each
                                              underlying security multiplied by
                                              the share amount appearing in the
                                              above table, plus an underwriting
                                              fee.

Purchases............................         After the initial offering, you
                                              may acquire ABC HOLDRs in two
                                              ways:

                                              o through an in-kind deposit of
                                                the required number of shares of
                                                common stock of the underlying
                                                issuers with the trustee, or

                                              o through a cash purchase in the
                                                secondary trading market.

Underwriting fees....................         If you purchase ABC HOLDRs in the
                                              initial public offering, you will
                                              pay Merrill Lynch, Pierce, Fenner
                                              & Smith Incorporated, in its role
                                              as underwriter, an underwriting
                                              fee equal to:

                                              o For purchases of 10,000 ABC
                                                HOLDRs or fewer, 2%.

                                              o For purchases in excess of
                                                10,000 ABC HOLDRs, 1%.
                                              You will not be charged any
                                              issuance fee or other sales
                                              commission in connection with
                                              purchases of ABC HOLDRs made in
                                              the initial public offering.

Issuance and cancellation
fees.................................         After the initial offering, if you
                                              wish to create ABC HOLDRs by
                                              delivering to the trust the
                                              requisite shares of common stock
                                              represented by a round-lot of 100
                                              ABC HOLDRs, The Bank of New York
                                              as trustee will charge you an
                                              issuance fee of up to $10.00 for
                                              each round-lot of 100 ABC HOLDRs.
                                              If you wish to cancel your ABC
                                              HOLDRs and withdraw your
                                              underlying securities, The Bank of
                                              New York as trustee will charge
                                              you a cancellation fee of up to
                                              $10.00 for each round-lot of 100
                                              ABC HOLDRs.

Commissions..........................         If you choose to deposit
                                              underlying securities in order to
                                              receive ABC HOLDRs after the
                                              conclusion of the initial public
                                              offering, you will not be charged
                                              the underwriting fee. However, in
                                              addition to the issuance fee
                                              charged by the trustee described
                                              above, you will be responsible for
                                              paying any sales commission
                                              associated with your purchase of
                                              the underlying securities that is
                                              charged by your broker, whether it
                                              be Merrill Lynch, Pierce, Fenner &
                                              Smith Incorporated or another
                                              broker.

Custody fees.........................         The Bank of New York, as trustee
                                              and as custodian, will charge you
                                              a quarterly custody fee of $2.00
                                              for each round-lot of 100 ABC
                                              HOLDRs to be deducted from any
                                              cash dividend or other cash
                                              distributions on underlying
                                              securities received by the trust.
                                              With respect to the aggregate
                                              custody fee payable in any
                                              calendar year for each ABC HOLDR,
                                              the Trustee will waive that
                                              portion of the fee which exceeds
                                              the total cash dividends and other
                                              cash distributions received, or to
                                              be received, and payable with
                                              respect to such calendar year.

Rights relating to
  ABC HOLDRs.........................         You have the right to withdraw the
                                              underlying securities upon request
                                              by delivering a round-lot or
                                              integral multiple of a round-lot
                                              of ABC HOLDRs to the trustee,
                                              during the trustee's business
                                              hours, and paying the cancellation
                                              fees, taxes, and other charges.
                                              You should receive the underlying
                                              securities no later than the
                                              business day after the trustee
                                              receives a proper notice of
                                              cancellation. The trustee will not
                                              deliver fractional shares of
                                              underlying securities. To the
                                              extent that any cancellation of
                                              ABC HOLDRs would otherwise require
                                              the delivery of a fractional
                                              share, the trustee will sell such
                                              share in the market and the trust,
                                              in turn, will deliver cash in lieu
                                              of such
                                              share. Except with respect to the
                                              right to vote for dissolution of
                                              the trust, the ABC HOLDRs
                                              themselves will not have voting
                                              rights.

Rights relating to the underlying
  securities.........................         You have the right to:

                                              o  Receive all shareholder
                                                 disclosure materials,
                                                 including annual and
                                                 quarterly reports,
                                                 distributed by the
                                                 issuers of the underlying
                                                 securities.

                                              o  Receive all proxy
                                                 materials distributed by
                                                 the issuers of the
                                                 underlying securities and
                                                 will have the right to
                                                 instruct the trustee to
                                                 vote the underlying
                                                 securities or may attend
                                                 shareholder meetings
                                                 yourself.

                                              o  Receive dividends and
                                                 other distributions on
                                                 the underlying
                                                 securities, if any are
                                                 declared and paid to the
                                                 trustee by an issuer of
                                                 the underlying
                                                 securities, net of any
                                                 applicable taxes or fees.

                                              If you wish to participate in a
                                              tender offer for underlying
                                              securities, you must obtain the
                                              underlying securities by
                                              surrendering your ABC HOLDRs and
                                              receiving all of your underlying
                                              securities. For specific
                                              information about obtaining your
                                              underlying securities, you should
                                              read the discussion under the
                                              caption "Description of the
                                              Depositary Trust Agreement."

Reconstitution events................         A. If an issuer of underlying
                                                 securities no longer has a
                                                 class of common stock
                                                 registered under section 12 of
                                                 the Securities Exchange Act of
                                                 1934, then its securities will
                                                 no longer be an underlying
                                                 security and the trustee will
                                                 distribute the shares of that
                                                 company to the owners of the
                                                 ABC HOLDRs.

                                              B. If the SEC finds that an issuer
                                                 of underlying securities should
                                                 be registered as an investment
                                                 company under the Investment
                                                 Company Act of 1940, and the
                                                 trustee has actual knowledge of
                                                 the SEC finding, then the
                                                 trustee will distribute the
                                                 shares of that company to the
                                                 owners of the ABC HOLDRs.

                                              C. If the underlying securities of
                                                 an issuer cease to be
                                                 outstanding as a result of a
                                                 merger, consolidation or other
                                                 corporate combination, the
                                                 trustee will distribute the
                                                 consideration paid by and
                                                 received from the acquiring
                                                 company to the beneficial
                                                 owners of ABC HOLDRs, unless
                                                 the merger, consolidation or
                                                 other corporate combination is
                                                 between companies that are
                                                 already included in the ABC
                                                 HOLDRs and the consideration
                                                 paid is additional underlying
                                                 securities. In this case, the
                                                 additional underlying
                                                 securities will be deposited
                                                 into the trust.

                                              D. If an issuer's underlying
                                                 securities are delisted from
                                                 trading on a national
                                                 securities exchange or NASDAQ
                                                 and are not listed for trading
                                                 on another national securities
                                                 exchange or through NASDAQ
                                                 within 5 business days from the
                                                 date such securities are
                                                 delisted.

                                                 If a reconstitution event
                                                 occurs, the trustee will
                                                 deliver the underlying security
                                                 to you as promptly as
                                                 practicable after the date that
                                                 the trustee has knowledge of
                                                 the occurrence of a
                                                 reconstitution event.

Termination events...................         A. The ABC HOLDRs are delisted
                                                 from the American Stock
                                                 Exchange and are not
                                                 listed for trading on another
                                                 national securities exchange or
                                                 through NASDAQ within 5
                                                 business days from the date the
                                                 ABC HOLDRs are delisted.

                                              B. The trustee resigns and no
                                                 successor trustee is appointed
                                                 within 60 days from the date
                                                 the trustee provides notice to
                                                 the initial depositor of its
                                                 intent to resign.

                                              C. 75% of beneficial owners of
                                                 outstanding ABC HOLDRs vote to
                                                 dissolve and liquidate the
                                                 trust.

                                              If a termination event occurs, the
                                              trustee will distribute the
                                              underlying securities to you as
                                              promptly as practicable after the
                                              termination event.

Federal income
  tax consequences...................         The federal income tax laws will
                                              treat a U.S. holder of ABC HOLDRs
                                              as directly owning the underlying
                                              securities. The ABC HOLDRs
                                              themselves will not result in any
                                              federal tax consequences separate
                                              from the tax consequences
                                              associated with ownership of the
                                              underlying securities.

Listing..............................         Application has been made to list
                                              the ABC HOLDRs on the American
                                              Stock Exchange under the symbol
                                              "[         ]". Trading will take
                                              place only in round-lots of 100
                                              ABC HOLDRs and round-lot
                                              multiples. A minimum of 150,000
                                              ABC HOLDRs will be required to be
                                              outstanding when trading begins.

Trading..............................         Investors only will be able to
                                              acquire, hold, transfer and
                                              surrender a round-lot of 100 ABC
                                              HOLDRs. Bid and ask prices,
                                              however, will be quoted per single
                                              ABC HOLDRs.

Clearance and settlement..............        The trust will issue ABC HOLDRs in
                                              book-entry form. ABC HOLDRs will
                                              be evidenced by one or more global
                                              certificates that the trustee will
                                              deposit with The Depositary Trust
                                              Company, referred to as DTC.
                                              Transfers within DTC will be in
                                              accordance with DTC's usual rules
                                              and operating procedures. For
                                              further information see
                                              "Description of ABC HOLDRs."

                                    THE TRUST

          General. This discussion highlights information about the ABC HOLDRs trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase ABC HOLDRs. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

          The ABC HOLDRs trust. The trust will be formed pursuant to the
depositary trust agreement, dated as of        , 1999. The Bank of New York
will be the trustee. The ABC HOLDRs trust is not a registered investment company under the Investment Company Act of 1940.

          The ABC HOLDRs trust is intended to hold deposited shares for the benefit of owners of ABC HOLDRs. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on [December 31, 2039], or earlier if a termination event occurs.


                            DESCRIPTION OF ABC HOLDRs

          The trust will issue ABC HOLDRs under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional ABC HOLDRs on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

          You may only acquire, hold, trade and surrender ABC HOLDRs in a round-lot of 100 ABC HOLDRs and round-lot multiples. The trust will only issue ABC HOLDRs upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 ABC HOLDRs. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of ABC HOLDRs, the trust may require a minimum of more than one round-lot of 100 ABC HOLDRs for an issuance so that the trust will always receive whole share amounts for issuance of ABC HOLDRs.

          ABC HOLDRs will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of ABC HOLDRs--The ABC HOLDRs."

          Beneficial owners of ABC HOLDRs will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel ABC HOLDRs to receive the underlying securities. See "Description of the depositary trust agreement." ABC HOLDRs are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

          The trust will not publish or otherwise calculate net asset value per receipt. ABC HOLDRs may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of ABC HOLDRs wishes to realize the dollar value of the underlying securities, that owner will have to cancel the ABC HOLDRs. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

          ABC HOLDRs will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. ABC HOLDRs will be available only in book-entry form. Owners of ABC HOLDRs may hold their ABC HOLDRs through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

          Selection criteria. The underlying securities are the common stocks of
a group of [       ] specified companies involved in various segments of the
[       ] industry and whose common stock is registered under Section 12 of the
Exchange Act. The issuers of the underlying securities are among the 20 largest
capitalized, most liquid companies in the [       ] industry [as measured by
market capitalization and trading volume]. The following criteria were used in
selecting the underlying securities on           , 1999:

     o    Market capitalization equal to or greater than $1.0 billion;

     o    Average daily trading volume of at least 1.2 million shares over the
          60 trading days prior to           , 1999;

     o    Average daily dollar volume (that is, the average daily trading volume
          multiplied by the closing price on        , 1999) of at least $60
          million over the 60 trading days prior to        , 1999; and

     o    A trading history of at least 90 calendar days.

The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the ABC HOLDRs, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the
inclusion of the [       ] specified companies, however, rested solely within
the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          After the initial deposit, one or more of the issuers of the
underlying securities may no longer be substantially involved in the [       ]
industry. In this case, the ABC HOLDRs may no longer consist of securities
issued by companies involved in the [       ] industry. Merrill Lynch, Pierce,
Fenner & Smith Incorporated will determine, in its sole discretion, whether the
issuer of a particular underlying security remains in the [       ] industry and
will undertake to make adequate disclosure when necessary.

          Underlying securities. For a list of the underlying securities represented by ABC HOLDRs, please refer to "Highlights of ABC HOLDRs--The ABC HOLDRs." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

          No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire ABC HOLDRs, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

          General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

          The following table and graph set forth the composite performance of all of the underlying securities represented by a single ABC HOLDR, measured at
the close of each business day from      , 1999, the first date when all of the
underlying securities were publicly traded, to      , 1999. The performance
table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.



              Closing                   Closing                    Closing                   Closing                   Closing
   1999        Price         1999        Price         1999         Price         1999        Price        1999         Price
   ----        -----         ----        -----         ----         -----         ----        -----        ----         -----

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

          General. The depositary trust agreement, dated as of       , 1999,
among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the ABC HOLDRs, provides that ABC HOLDRs will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

          The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

          Issuance, transfer and surrender of ABC HOLDRs. You may create and cancel ABC HOLDRs only in round-lots of 100 ABC HOLDRs. You may create ABC HOLDRs by delivering to the trustee the requisite underlying securities. The trust will only issue ABC HOLDRs upon the deposit of the whole shares represented by a round-lot of 100 ABC HOLDRs. In the event that an issuer of underlying securities distributes a fractional share that is represented in a round-lot of ABC HOLDRs, the trust may require a minimum of more than one round-lot of 100 ABC HOLDRs for an issuance so that the trust will always receive whole share amounts for issuance of ABC HOLDRs. Similarly, you must surrender ABC HOLDRs in integral multiples of 100 ABC HOLDRs to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of ABC HOLDRs would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

          Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

          Under the depositary trust agreement, the beneficial owners of ABC HOLDRs, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning ABC HOLDRs for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

          Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to ABC HOLDRs. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 ABC HOLDRs from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each ABC HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

          Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

          Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

          Withdrawal of underlying securities. You may surrender your ABC HOLDRs and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender ABC HOLDRs in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 ABC HOLDRs.

          Further issuances of ABC HOLDRs. The depositary trust agreement provides for further issuances of ABC HOLDRs on a continuous basis without your consent.

          Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

          A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the ABC HOLDRs.

          B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the ABC HOLDRs.

          C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of ABC HOLDRs, unless the merger, consolidation or other corporate combination is between companies that are already included in the ABC HOLDRs and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

          D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted.

          If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

          Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by the initial depositor within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of ABC HOLDRs will surrender their ABC HOLDRs as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if ABC HOLDRs are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the ABC HOLDRs are delisted. Finally, the trust will terminate if 75% of the owners of outstanding ABC HOLDRs other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

          If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

          Amendment of the depositary trust agreement. The trustee and the initial depositor may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the ABC HOLDRs. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of ABC HOLDRs. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of ABC HOLDRs will not become effective until 30 days after notice of the amendment is given to the owners of ABC HOLDRs.

          Issuance and cancellation fees. After the initial public offering, the trust expects to issue more ABC HOLDRs. If you wish to create ABC HOLDRs by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 ABC HOLDRs. If you wish to cancel your ABC HOLDRs and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 ABC HOLDRs issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

          Commissions. If you choose to create ABC HOLDRs after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

          Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 ABC HOLDRs to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each ABC HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

          Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

          Governing law. The depositary trust agreement and ABC HOLDRs will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

          Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the ABC HOLDRs.

          The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                         FEDERAL INCOME TAX CONSEQUENCES

General

          The following is a summary of the U.S. federal income tax consequences relating to the ABC HOLDRs for:

          o a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the laws of the United States, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"), and

          o any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

          This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the ABC HOLDRs as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

          The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of ABC HOLDRs

          A receipt holder purchasing and owning ABC HOLDRs will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by ABC HOLDRs. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

          A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the ABC HOLDRs among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of ABC HOLDRs for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the ABC HOLDRs. Similarly, with respect to sales of ABC HOLDRs for cash in the secondary market, the amount realized with respect to a sale of ABC HOLDRs will be equal to the aggregate amount realized with respect to each of the underlying securities.

          The distribution of any securities by the trust upon the surrender of ABC HOLDRs, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

          The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling ABC HOLDRs will reduce the amount realized with respect to the underlying securities.

          A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

          Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to an investment in the underlying securities.


                              ERISA CONSIDERATIONS

          Any plan fiduciary which proposes to have a plan acquire ABC HOLDRs should consult with its counsel with respect to the potential applicability of ERISA and the Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of ABC HOLDRs is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.


                              PLAN OF DISTRIBUTION

          In accordance with the depository trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive ABC HOLDRs. Merrill Lynch & Co., as underwriter, proposes to offer the ABC HOLDRs to the public at the offering price set forth on the cover page of this prospectus. Merrill Lynch expects the trust to deliver the initial distribution of ABC HOLDRs against deposit of the underlying in New York, New
York on          , 1999. After the initial offering, public offering price, concession and discount may be changed. The trust will continue to issue ABC HOLDRs, in connection with deposits of underlying securities.

          Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the ABC HOLDRs. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the ABC HOLDRs. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.


                                    YEAR 2000

          The trustee's Year 2000 compliance program consists of updating major trustee-owned application systems, business-area supported systems, and the trustee's proprietary customer software and evaluating the Year 2000 compliance efforts of vendors of major vendor-supplied systems. The trustee's compliance efforts have also considered the Year 2000 readiness of its global sub-custodians, major service providers, correspondents, business partners, and borrowers. The current focus is to monitor continued preparedness and contingency planning. While contingency planning has been defined as part of the Year 2000 compliance program, all new measures have been incorporated into the trustee's existing Business Continuity Plans.

          The trustee divided its major proprietary applications systems into three business line groups. The applications in each group were subjected to a phased process of assessment, renovation, certification testing, and implementation. All critical systems have completed all phases. A program is in place to continue to monitor critical systems to prevent Y2K problems from being reintroduced. Major business-line products have been made available in isolated future-dated environments for selected customers to test their interfaces and to assure themselves of the trustee's compliance. The trustee is satisfied with the results of testing with customers and agencies. Continued participation at the request of the agencies and customers will continue as required.

          Remediation of the trustee's proprietary customer software has been completed. Installation on client desktop computers is substantially complete. Customers have been advised of their obligation to assure that their environments are compliant in order for the trustees's software to function correctly during and after the century date change.

          The trustee has substantially completed an evaluation of its significant business partners, including other financials service providers, correspondents, counterparties, sub-custodians, vendors and settlement agencies, for the purpose of assessing their Year 2000 compliance. The trustee is currently satisfied with the information it has received concerning the progress and Year 2000 readiness programs of each significant third party. The trustee will continue to monitor the readiness and progress of these parties throughout 1999. The trustee intends to replace service providers that are seen as not managing the Year 2000 issue adequately.

          The trustee considers Year 2000 readiness in its credit decisions and factors this into borrower ratings. Based on a review of significant obligors, the trustee believes that exposure to obligor Year 2000 problems does not present a material risk to the trustee.

          The trustee's personal computers considered to be critical to the trustee's operations have been upgraded. Upgrading of physical facilities that is considered critical to the trustee's operations to Year 2000 readiness is expected to be completed by the end of September 1999.

          The trustee's contingency plans relating to Year 2000 issues include the identification and assessment of the impact of various worst case scenarios on the critical operational components for each of the trustee's business units. The trustee has reviewed the applicability of its current contingency plans, which include creation of an information center, establishment of special rapid response technology teams, scheduling availability of key personnel, testing and simulation activities, offsite data center facilities, and emergency backup power. These plans, with minor modification, have been determined to be adequate to mitigate Year 2000 related risks. The information center, which has been established as a repository and focus for analysis of information, will publish the status of the organization internally and externally during critical periods. It is also authorized to requisition and deploy resources as needed to address unanticipated situations.

          Overall the trustee's Year 2000 compliance program is on or ahead of schedule to meet the needs of its customers and compliance deadlines defined by its requlators. The estimated cost of the Year 2000 project is approximately $82 million. In the first half of 1999 the trustee spent $11 million on making computer systems Year 2000 compliant. Total expenses since 1997 have been $62 million.

          A material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such problems could materially and adversely affect the trustee's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of suppliers, customers and other business partners, as well as entities with which the trustee does not have direct business relations, the trustee is unable to determine at this time whether the consequences of the Year 2000 failures will have a material impact on the trustee's results of operations, liquidity or financial condition. The Year 2000 compliance program is intended to significantly reduce the trustee's level of uncertainty about the Year 2000 problem and, in particular, about the Year 2000 compliance and readiness of its material business partners. The trustee believes that, with completion of its Year 2000 compliance program as scheduled, the possibility of significant interruptions of normal operations should be reduced. However, because of the unprecedented nature of this issue, there can be no certainty as to its impact.


                                  LEGAL MATTERS

          Legal matters, including the validity of the ABC HOLDRs will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the ABC HOLDRs.


                       WHERE YOU CAN FIND MORE INFORMATION

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the ABC HOLDRs. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

          The registration statement is available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

          Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

          The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to ABC HOLDRs. This prospectus
                                       19
relates only to ABC HOLDRs and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with ABC HOLDRs. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the ABC HOLDRs, have been publicly disclosed.

                                     ANNEX A

          This annex forms an integral part of the prospectus.

          The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1994, 1995, 1996, 1997, 1998 and 1999 through September 1999. All market prices in excess of one dollar are rounded to the nearest one-sixtyfourth dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

              [COMPANY DESCRIPTIONS AND MONTHLY SHARE PRICE CHART]

--------------------------------------------------------------------------------




                                      LOGO








                        1,000,000,000 Depositary Receipts
                               ABC HOLDRs SM Trust





                               -------------------
                               P R O S P E C T U S
                               -------------------






                               Merrill Lynch & Co.



                                           , 1999






        Until    , 1999 (25 days after the date of this prospectus), all dealers effecting transactions in the offered ABC HOLDRs, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.


--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

          The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:
                                     .

          Securities and Exchange Commission registration fee ........$  2,780
          Printing and engraving expenses.............................
          Legal fees and expenses.....................................
          Rating agency fees..........................................
          Miscellaneous...............................................
                                                                      --------
             Total....................................................$


Item 15.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

          Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

          The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.   Exhibits.

          See Exhibit Index.

Item 17.   Undertakings.

          The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by Section
                   10(a)(3) of the Securities Act of 1933.

                            (ii) To reflect in the prospectus any facts or
                   events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                            (iii) To include any material information with
                   respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                   (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on October 19, 1999.



                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED


                                By:  -------------------------------------
                                     Name:   Ahmass L. Fakahany
                                     Title:  Senior Vice President, Chief
                                             Financial Officer and Controller


                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph Moglia and Stephen G. Bodurtha and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature               Title                          Date
          ---------               -----                          ----

                                  Director                      October 19, 1999
------------------------------
     John L. Steffens



                                  Director                      October 19, 1999
------------------------------
     E. Stanley O'Neal



                                  Director                      October 19, 1999
------------------------------
     George A. Schieren



                                  Senior Vice President,        October 19, 1999
------------------------------    Chief Financial Officer
     Ahmass L. Fakahany           and Controller

                                INDEX TO EXHIBITS


Exhibits


* 4.1     Form of Depositary Trust Agreement

* 4.2     Form of ABC Receipts

* 5.1 Opinion of Shearman & Sterling regarding the validity of the ABC Receipts

* 8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

 24.1     Power of Attorney (included in Part II of Registration Statement)

-----------------------------
*   To be filed by amendment.


                                      II-5